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                                                                    EXHIBIT 23.2



The Board of Directors
Proxim, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Proxim, Inc. ("Proxim") of our report dated January 25, 1999 relating to financial statements, which report appears in the Annual Report on Form 10-K of Proxim for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California

February 14, 2000